ASA Gold and Precious Metals Limited 8-K

Exhibit 99.1

December 19, 2024

Contact: Axel Merk

Chief Operating Officer

(650) 376-3135 or (800) 432-3378

info@asaltd.com

For Immediate Release:

ASA Gold and Precious Metals Fund Adopts Limited-Duration Shareholder Rights Plan

Designed to Prevent Creeping Control and Protect Long-Term Value for All Shareholders

Portland, Maine, December 19, 2024 – The Rights Plan Committee (the “Committee”) of the Board of Directors (the “Board”) of ASA Gold and Precious Metals Limited (“ASA” or the “Company”) (NYSE: ASA) has unanimously adopted a limited-duration shareholder rights plan (“Rights Plan”) to protect the interests of the Company and all of its shareholders. The current rights plan will expire at the close of business on December 20, 2024. The terms of the newly adopted Rights Plan are substantively identical to the terms of the shareholder rights plans that were adopted by the Board on December 31, 2023, and April 26, 2024, and by the Committee on August 23, 2024.

The initial and subsequent plans were adopted in response to the rapid and significant accumulation of ASA shares by Saba Capital Management, LP (“Saba”) that occurred in late 2023, which was followed by Saba’s proxy contest during the first quarter of 2024 to seek to gain control of the Company’s Board. Based on public filings, Saba’s current position in ASA represents approximately 17.18% of ASA’s outstanding common shares. The Board is currently composed of two directors who were proposed by Saba and elected at the Company’s April 26, 2024 shareholder meeting (the “New Directors”), and two directors who were proposed by the prior Board and re-elected at the April 26, 2024 shareholder meeting (the “Legacy Directors”). Saba filed suit in January of 2024 against the Company, individuals who had previously served on the Board, and the Legacy Directors for adopting the shareholder rights plans, seeking a determination that such rights plans are illegal under the Investment Company Act of 1940. The lawsuit is pending in the Southern District of New York.

The Committee was established by the prior Board on April 26, 2024, to review, consider, make determinations and approve or otherwise cause the Company to take actions with respect to any matters relating to a shareholder rights plan. The Legacy Directors are currently the sole members of the Committee. At the same time, the prior Board determined that it was advisable and in the best interests of the Company and its shareholders to authorize the creation of a Litigation Committee to act on matters related to the lawsuit filed by Saba in January of 2024 and any other dispute or disagreement with Saba or its representatives. The Legacy Directors are currently the sole members of the Litigation Committee.

The limited-duration Rights Plan was adopted after concerted efforts by the Legacy Directors to engage with the New Directors on the latter’s views about the Company.  Notwithstanding the statements made by Saba in its proxy statements earlier this year that Saba’s nominees “will bring fresh ideas and perspectives to address the Fund’s deep trading discount,” neither Saba nor its nominated New Directors have offered any ideas regarding the discount, made any recommendations to improve shareholder value or manager performance, or provided thoughts as to alternative investment advisers, despite repeated requests from the Legacy Directors to do so. Instead, the New Directors have retained separate legal counsel, made unfounded allegations of purported “misconduct” by the Legacy Directors, sought without basis or effect to disband the Committee and the Litigation Committee, taken steps to prevent the Company from receiving legal advice from its Bermuda counsel, and utilized their Board positions to further Saba’s particular interests rather than protecting the best interests of the Company and all of its shareholders. See, generally, ASA’s Form 8-K filing of November 8, 2024.  It is the Committee’s belief that the New Directors are unwilling to participate in good faith exploration of potential compromise on governance actions that are necessary for the Company to remain in ordinary operation and comply with applicable laws. The efforts by the New Directors appear designed to allow Saba to run its Board slate as proposed in its Schedule 13D/A filing of September 19, 2024, without alternative candidates and thereby prevent ASA shareholders as a whole from determining the Company’s future.

Accordingly, the Rights Plan is intended to prevent Saba’s unilateral attempt to obtain creeping control of the Company, which the Committee believes would be detrimental to ASA and its shareholders as a whole. The Rights Plan is designed to enable ASA’s shareholders to realize the long-term value of their investment, provide an opportunity for shareholders to receive fair and equal treatment in the event of any proposed takeover of ASA and guard against tactics to gain control of ASA without paying shareholders what the Board or the Committee considers to be an appropriate premium for that control or recompense for the costs incurred by the Company in its efforts to protect shareholder interests. In addition, the Rights Plan is intended to allow for all shareholders to determine the Company’s future, as for example, by providing an opportunity for shareholders to communicate their wishes for the Company by nominating directors, approve a new investment agreement with the Company, and/or approve any fundamental changes Saba or the New Directors propose be made to the stated investment objectives of ASA. The Rights Plan is not intended to deter offers or preclude the Board or the Committee from taking action that it believes is in the best interest of the Company and its shareholders.

The Committee recognizes that Saba has a large share position and affiliated status with the Company and welcomes engagement with Saba that is consistent with the Company’s status as a non-diversified, equity closed-end fund that seeks long-term capital appreciation through investing in the precious metals sector of the global capital markets. The Committee believes that the previous shareholder rights plans have been successful in deterring Saba from accumulating additional shares of the Company and thus achieving creeping control of the Company without paying an appropriate control premium to the Company’s shareholders. If Saba were to gain control, and based upon interaction with the New Directors, the Committee believes it is highly likely that Saba would seek to dramatically modify the Company’s core identity and strategy, including but not limited to using its large ownership stake to either become the Company’s investment adviser (notwithstanding Saba’s lack of experience in precious metals equities) and/or change the stated investment objectives and fundamental nature of ASA. Accordingly, the Committee believes that the interests of the Company and its shareholders would be adversely affected if Saba were to gain control of the Company.

With the new Rights Plan, the Committee seeks to deter Saba from its efforts to take control of the Company by purchasing more shares. The Committee members remain willing to engage with the full Board, Saba and other shareholders to develop constructive ideas for the future of the Company.  However, at this point the Committee can only conclude that Saba intends to pursue its goals indirectly through the New Directors and by running its board slate for election at the next annual general meeting, without telling the Legacy Directors or shareholders what it intends to do if it achieves full control of the Board. The Legacy Directors have been clear with shareholders about their commitment to maintaining and protecting the Company in its stated form and as purchased by shareholders, and has honored that commitment, including by approving previous and the current Rights Plans, adopting a discount management program in April 2024 through a stock repurchase plan, and doubling the shareholder distribution rate from $0.02 per common share to $0.04 per common share of the Company.

ASA will issue one right for each ASA common share outstanding as of the close of business on January 9, 2025. All shareholders, including Saba, will receive one right for each share owned. The rights will initially trade with ASA’s common shares and will become exercisable only if a person acquires 15% or more of ASA’s outstanding common shares. Any shareholders with beneficial ownership of 15% or more of ASA’s outstanding common shares (including Saba) prior to this announcement are grandfathered at their beneficial ownership levels at the date the Rights Plan was adopted but are not permitted to acquire additional common shares representing 0.25% or more of the outstanding common shares without triggering the Rights Plan.

Pursuant to the Rights Plan, should it be triggered, the Committee may decide that:

• Each holder of a right (other than the acquiring person, whose rights will have become void and will not be exercisable) will be entitled to purchase, for a purchase price of $1.00 per share, one ASA common share.

• Alternatively, (on a cashless basis) each outstanding right (other than the rights held by the acquiring person, whose rights will have become void) will be exchanged for one common share.

Further details about the Rights Plan will be contained in a Form 8-K and Form 8-A to be filed by ASA with the U.S. Securities and Exchange Commission.

About ASA

ASA is a non-diversified, closed-end fund that seeks long-term capital appreciation primarily through investing in companies engaged in the exploration for, development of projects in, or mining precious metals and minerals.

It is a fundamental policy of ASA that at least 80% of its total assets must be (i) invested in common shares or securities convertible into common shares of companies engaged, directly or indirectly, in the exploration, mining or processing of gold, silver, platinum, diamonds or other precious minerals, (ii) held as bullion or other direct forms of gold, silver, platinum or other precious minerals, (iii) invested in instruments representing interests in gold, silver, platinum or other precious minerals such as certificates of deposit therefor, and/or (iv) invested in securities of investment companies, including exchange-traded funds, or other securities that seek to replicate the price movement of gold, silver or platinum bullion.

ASA employs bottom-up fundamental analysis and relies on detailed primary research, including meetings with company executives, site visits to key operating assets, and proprietary financial analysis in investment decisions. Investors are encouraged to visit the ASA’s website http://www.asaltd.com/ for additional information, including historical and current share prices, news releases, financial statements, tax, and supplemental information.

ASA is organized under the laws of Bermuda and is permitted to register with the Securities and Exchange Commission as a closed end investment company under the terms of an exemptive order issued by the Commission in 1958. ASA is a “passive foreign investment company” for United States federal income tax purposes. As a result, United States shareholders holding shares in taxable accounts are encouraged to consult their tax advisors regarding the tax consequences of their investment in the Company’s common shares.

About Merk

Merk Investments LLC, an SEC-registered investment adviser, provides investment advice on liquid global markets, including domestic and international equities, fixed income, commodities, and currencies. For more information on Merk, please visit www.merkinvestments.com. Merk Investments was approved as ASA’s investment adviser on April 12, 2019 by a vote of ASA shareholders.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of U.S. federal securities laws that are intended to be covered by the safe harbors created thereunder. The Company’s actual performance or results may differ from its beliefs, expectations, estimates, goals and projections, and consequently, investors should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and generally can be identified by words such as “believe,” “anticipate,” “estimate,” “expect,” “intend,” “should,” “may,” “will,” “seek,” or similar expressions or their negative forms, or by references to strategy, plans, goals or intentions. The absence of these words or references does not mean that the statements are not forward-looking. The Company’s performance or results can fluctuate from month to month depending on a variety of factors, a number of which are beyond the Company’s control and/or are difficult to predict, including without limitation: the Company’s investment decisions, the performance of the securities in its investment portfolio, economic, political, market and financial factors, and the prices of gold, platinum and other precious minerals that may fluctuate substantially over short periods of time. The Company may or may not revise, correct or update the forward-looking statements as a result of new information, future events or otherwise.

The Company concentrates its investments in the gold and precious minerals sector. This sector may be more volatile than other industries and may be affected by movements in commodity prices triggered by international monetary and political developments. The Company is a non-diversified fund and, as such, may invest in fewer investments than that of a diversified portfolio. The Company may invest in smaller-sized companies that may be more volatile and less liquid than larger more established companies. Investments in foreign securities, especially those in the emerging markets, may involve increased risk as well as exposure to currency fluctuations. Shares of closed-end funds frequently trade at a discount to net asset value. All performance information reflects past performance and is presented on a total return basis. Past performance is no guarantee of future results. Current performance may differ from the performance shown.

This press release does not constitute an offer to sell or solicitation of an offer to buy any securities.